SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 1997

                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                    1-7182                  13-2740599
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     (State or Other              (Commission             (I.R.S. Employer
     Jurisdiction of              File Number)           Identification No.)
      Incorporation)

World Financial Center, North Tower, New York, New York          10281-1332
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:       (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events

On November 19, 1997, Merrill Lynch & Co., Inc. ("Merrill Lynch") and Mercury Asset Management plc ("MAM") announced the terms of a recommended offer (the "Offer") to be made for all the issued share capital of MAM. In the proposed transaction, ML Invest, PLC, an indirect, wholly owned subsidiary of Merrill Lynch ("ML Invest") has offered to acquire all outstanding shares of MAM for a price of (pounds)17 per share. The aggregate offer value for the outstanding shares is approximately (pounds)3.1 billion.

The directors of MAM have unanimously recommended to MAM shareholders the acceptance of the Offer and have entered into irrevocable agreements to accept the Offer in respect of their shareholdings. The transaction is conditioned on, among other things, the receipt of all required regulatory approvals.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           MERRILL LYNCH & CO., INC.
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                                                 (Registrant)




                                       By: /s/ Gregory T. Russo
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                                               Gregory T. Russo
                                               Secretary


Date: November 19, 1997